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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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      Date of Report (date of earliest event reported): September 22, 2000

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                                  I-STORM, INC.
                    (Formerly Digital Power Holding Company)

             (Exact name of registrant as specified in its charter)
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         NEVADA                          2-93477-D               87-0410127
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
    of incorporation)                                        Identification No.)


                       2440 WEST EL CAMINO REAL, SUITE 520
                         MOUNTAIN VIEW, CALIFORNIA 94040
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (650) 962-5420



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ITEM 5. OTHER EVENTS

I-STORM, INC. ENTERS INTO SERIES D PREFERRED STOCK PURCHASE AGREEMENT WITH IVISIONARY VENTURES, LLC

I-Storm, Inc. ("I-Storm" or "the Company") has entered into a stock purchase agreement with iVisionary Ventures, LLC, ("iVisionary Ventures"), a Delaware limited liability company. iVisionary Ventures is dedicated to creating unique and profitable technology companies through its two lines of business: iVisionary Services, a strategic services firm, and iVisionary Fund Management, a manager of venture capital funds.

Under the terms of the stock purchase agreement, iVisionary Ventures' designee has acquired as of September 27, 2000, 40,817 shares of I-Storm's Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock") at a price of $12.25 per share for an aggregate investment of $500,000 which was prepaid in August 2000. The Series D Preferred Stock is convertible into the Common Stock of the Company at a price of no less than $2.80 per share and no more than $3.50 per share, based upon the market price of the Common Stock at the time of conversion. The Company has granted iVisionary Ventures registration rights on a PARI PASSU basis with other holders of the Company's Series D Preferred Stock.

EXHIBITS
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EXHIBIT 20         IVISIONARY VENTURES STOCK PURCHASE AGREEMENT

EXHIBIT 20.1       IVISIONARY VENTURES REGISTRATION RIGHTS AGREEMENT





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, I-Storm has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            I-STORM, INC.



Date:  September 27, 2000                   By: /s/ Calbert Lai
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                                               Calbert Lai,
                                               President


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